AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1995

                                                REGISTRATION NO. 33-______
  ________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________


                           SIERRA HEALTH SERVICES, INC.
       _______________________________________________________________
            (Exact name of registrant as specified in its charter)

                                    NEVADA
       _______________________________________________________________
        (State or other jurisdiction of incorporation or organization)

                                  88-0200415
       _______________________________________________________________
                     (I.R.S. Employer Identification No.)


                            2724 North Tenaya Way
                           Las Vegas, Nevada 89128
  ________________________________________________________________________
                   (Address of principal executive offices)


                        1995 LONG-TERM INCENTIVE PLAN
                                     AND
                   1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                   _______________________________________
                           (Full title of the plan)


                           ANTHONY M. MARLON, M.D.
                           CHIEF EXECUTIVE OFFICER
                         SIERRA HEALTH SERVICES, INC.
                            2724 NORTH TENAYA WAY
                           LAS VEGAS, NEVADA 89128
                               (702) 242-7000
  ________________________________________________________________________
               (Name, address and telephone number, including
                      area code, of agent for service)
                              _________________

                       CALCULATION OF REGISTRATION FEE

=========================================================================

                               Proposed
Title of                       maximum      Proposed
securities      Amount to be   offering     maximum          Amount of
to be           registered     price        aggregate        registration
registered(1)      (1)         per share    offering price   fee
_________________________________________________________________________

Common Stock,     627,000      $25.125(2)   $15,753,375      $ 5,432.20
   par value      shares       $24.375(3)   $25,545,000      $ 8,808.62
   $.005 per                                                 Total Amount
   share        1,048,000                                    of Fee:
                  shares                                     $14,240.82
=========================================================================

  (1) The number of shares being registered shall be adjusted to include any additional shares described in Rule 416(a) which may become issuable pursuant to the 1995 Long-Term Incentive Plan or the 1995 Non-Employee Directors' Stock Plan.

  (2) Computed pursuant to paragraph (h) of Rule 457 for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

  (3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock as reported on the New York Stock Exchange Composite Tape for July 3, 1995.

                              EXPLANATORY NOTES
                              _________________

        Under the 1995 Long-Term Incentive Plan (the "1995 LTIP"), the number of shares of Common Stock reserved and available for issuance upon exercise of options and other stock-related awards (collectively, "Awards") granted pursuant to the 1995 LTIP is 1,200,000 plus the number of shares reserved for the grant of awards under the Company's Second Amended and Restated 1986 Stock Option Plan and the Company's Second Restated Capital Accumulation Plan which have not been and will not be issued under those Plans (approximately 15,000 shares and 400,000 shares, respectively).

        Under the 1995 Non-Employee Directors' Stock Plan, the number of shares of Common Stock reserved and available for issuance is 60,000. The number of shares reserved and available for issuance under the 1995 LTIP and 1995 Non-Employee Directors' Stock Plan is subject to adjustment upon the occurrence of certain changes affecting the Common Stock, including stock splits and stock dividends.

        This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Company in connection with the resale of shares of Common Stock received by such persons pursuant to the Company's 1995 LTIP and the 1995 Non-Employee Directors' Stock Plan which shares are being registered pursuant to this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   ITEM 1.     PLAN INFORMATION*

   ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                  Prospectus


                              1,675,000  Shares

                         SIERRA HEALTH SERVICES, INC.

                                 Common Stock
                              __________________

      This Prospectus relates to the offer and sale of up to 1,675,000 shares (the "Shares") of Common Stock, $.005 par value (the "Common Stock"), of Sierra Health Services, Inc., a Nevada corporation (the "Company"). The Common Stock offered hereby will be acquired by the Selling Stockholders upon the exercise of options and in connection with other stock-related awards (collectively, "Awards") granted under the 1995 Long-Term
   Incentive Plan and the 1995 Non-Employee Directors' Stock Plan of the Company. All of the Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus or in a supplement to this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

      The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental Prospectus will be filed, if required, disclosing among other things the names of any such broker-dealer, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to any such broker-dealer.

      There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Common Stock of the Company is listed on the New York Stock Exchange. On July 3, 1995, the closing price of the Common Stock was $24.50 per share.
                         ____________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
            BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                         ____________________________

                 The date of this Prospectus is July 7, 1995

        No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer, solicitation or sale is not qualified to do so, or to any person to whom it is unlawful to make such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.


                            AVAILABLE  INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices:
   Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning the Company may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10005.

        A registration statement on Form S-8 with respect to the shares of the Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Commission under the 1933 Act. This Prospectus constitutes the Prospectus of the Company that is filed as part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1994;

        2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995;

        3. The Company's Current Reports on Form 8-K filed with the Commission on March 2, 1995 and June 21, 1995 (as amended on June 22, 1995);

        4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994; and

        5. The description of certain rights attaching to the Company's Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1994.

        All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Sierra Health Services, Inc., 2724 North Tenaya Way, Las Vegas, Nevada 89128, Attention: Secretary. Telephone requests may be directed to the Secretary at (702) 242-7189.

                                 THE COMPANY

        The Company is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. The Company's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. The Company's broad range of managed health care services is provided through its federally qualified health maintenance organization ("HMO"), managed indemnity plans, a third-party administrative services program for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement the Company's managed health care product lines are also offered.

        The Company's primary types of coverage are an HMO plan and a managed indemnity plan, which includes a preferred provider organization ("PPO") option. In 1994, the Company enhanced its product line by introducing the first HMO Point of Service plan in Nevada. This new product allows members to choose one of the above coverage options when medical services are required instead of one plan for the entire year.

        In June 1995, the Company, its wholly-owned subsidiary, Health Acquisition Corp., and CII Financial, Inc. ("CII") entered into an Agreement and Plan of Merger, pursuant to which Health Acquisition Corp. will be merged with and into CII. As a result of the transaction, each outstanding share of common stock of CII will be converted into 0.37 of a share of Common Stock of the Company and CII will become a wholly-owned subsidiary of the Company. CII is a holding company primarily engaged in writing workers' compensation insurance through its wholly-owned subsidiaries. CII also has two operating insurance agencies and an insurance premium finance business. CII writes workers' compensation insurance primarily in the state of California and also in the states of Colorado, Nebraska, New Mexico and Utah.

        The Company, a Nevada corporation, has principal executive offices at 2724 North Tenaya Way, Las Vegas, Nevada 89128 and its telephone number is (702) 242-7000.

                                   PROCEEDS

        The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


                             SELLING STOCKHOLDERS

        The Selling Stockholders are officers and directors of the Company and may be deemed to be "affiliates" of the Company within the meaning of the 1933 Act. The following table and text shows as to each Selling
  Stockholder: the name of the Selling Stockholder, the nature of any position, office or other material relationship with the Company or its affiliates within the past three years; the number of shares of the outstanding Common Stock of the Company owned as of May 31, 1995; the number of such shares which may be sold for the account of the Selling Stockholder; and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby.

                                 Number of                         Percentage
                                 Shares     Shares    Number of    of Shares
                                 Owned      Which     Shares       Owned
                                 Before     May       Owned        After
Selling Stockholder              Sale 1/    Be Sold   After Sale   Sale
_______________________________  ________   _______   __________   __________

Frank E. Collins                 148,552    100,000      48,552       2/
Secretary and General Counsel
(Executive Officer since
 June 1986)

William R. Godfrey                65,072         --          --       2/
Vice President,
Administrative Services
(Executive Officer since
 October 1984)

Thomas Y. Hartley                 10,000         --          --       2/
Director
(Director since June 1992)

Larry S. Howard                  121,915     90,000      31,915       2/
Vice President, HMO and
Insurance Operations
(Executive Officer since
 December 1992)

Erin E. MacDonald                239,879    100,000     139,879       2/
President and Chief Operating
Officer and Director
(Director since December 1992
 and Executive Officer since
 August 1994)

Anthony M. Marlon, M.D.        2,670,334    100,000   2,570,334     17.46%
Chairman of the Board and
Chief Executive Officer
and Director
(Executive Officer and
 Director since June 1984)3/

Michael A. Montalvo               70,337     50,000      20,337       2/
Vice President, Marketing,
Sales and Underwriting
Operations
(Executive Officer since
 April 1993)

William J. Raggio                 27,200         --          --       2/
Director
(Director since
 September 1984)

Jerry D. Reeves, M.D.             42,426         --          --       2/
Vice President, Health Care
Operations
(Executive Officer since
 January 1993)

Charles L. Ruthe                  12,100         --          --       2/
Director
(Director since September 1984)

Marie H. Soldo
Vice President, Government       157,495    100,000      57,495       2/
Affairs and Special Projects
(Executive Officer since
 September 1984)

James L. Starr                    66,615     50,000      16,615       2/
Vice President, Chief Financial
Officer and Treasurer
(Executive Officer since August 1994)


  1/ Shares issuable to the Selling Stockholders upon exercise of currently outstanding options under the 1995 Long-Term Incentive Plan, 1986 Stock Option Plan of the Company, and under other employee benefit plans of the Company, whether or not presently exercisable, are included.

  2/  Less than one percent.

  3/ Includes 690,482 shares held indirectly through the Marlon Family Trust ("Family Trust"), 1,783,852 shares held indirectly through a total of eleven other trusts (the "Eleven Trusts"), and 1,000 shares held indirectly through a limited partnership (the "Partnership") in which Dr. Marlon and his wife are the only limited partners and general partners. Dr. Marlon as managing general partner of the Partnership, has sole voting and dispositive power over the shares held by the Partnership. Dr. Marlon and his wife are co-trustees of the Family Trust, and Dr. Marlon may be deemed to have voting and dispositive power over the shares held by the Family Trust and, therefore, to have beneficial ownership with respect to such shares. Erin E. MacDonald, President, Chief Operating Officer and a director of the Company is the trustee or, together with Dr. Marlon, a co-trustee of each of the Eleven Trusts. Although the trustee/co-trustees of each of the Eleven Trusts have express power to vote and dispose of the shares held in the respective trusts, either of Dr. Marlon or Ms. MacDonald may be deemed to have or share voting power and/or dispositive power over the shares held by the Eleven Trusts and, therefore, to have beneficial ownership with respect to such shares. Dr. Marlon disclaims beneficial ownership as to the shares held by the Eleven Trusts and 500 of the shares held by the Partnership.

                             PLAN OF DISTRIBUTION

        The Shares may be sold by Selling Stockholders or by their respective pledges, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.

        Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the name of each of such Selling Stockholder and the participating broker-dealers,
   (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

        In addition to any such number of Shares sold hereunder, a Selling Stockholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

        There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

        The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


                               INDEMNIFICATION

        Section 78.751 of the Nevada Domestic and Foreign Corporation Law and Article VII of the Company's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

        The Company has not entered into separate indemnification agreements with any of its officers or directors.

        The Company has purchased directors' and officers' liability insurance providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Sierra Health Services, Inc. (the "Company") are incorporated herein by reference:

        (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

        (c) The Company's Current Reports on Form 8-K filed with the Commission on March 2, 1995 and June 21, 1995 (as amended on June 22,
   1995).

        (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in Item 3(a) above.

        (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994.

        (f) The description of certain rights attaching to the Company's Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1994.

        In addition, all reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   ITEM 4.   DESCRIPTION OF SECURITIES

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.751 of the Nevada Domestic and Foreign Corporation Law and Article VII of the Company's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

        The Company has not entered into separate indemnification agreements with any of its officers or directors.

        The Company has purchased directors' and officers' liability insurance providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

   ITEM 8.   EXHIBITS

         4.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

         4.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

         4.3 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         4.4 Rights Agreement, dated as of June 14, 1994 between the Company and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-3 effective October 11, 1994 (Reg. No. 33-83664).

         5   Opinion of Morgan, Lewis & Bockius.

        23.1 Consent of Deloitte & Touche LLP.

        23.2 Consent of Morgan, Lewis & Bockius (included in Exhibit 5).

        24 Powers of Attorney (included on page II-4 of this Registration Statement).

   ITEM 9.   UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
   Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of July, 1995.
                                           SIERRA HEALTH SERVICES, INC.

                                           By Anthony M. Marlon, M.D.
                                             _______________________________
                                                Anthony M. Marlon, M.D.
                                                Chief Executive Officer

                              POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony M. Marlon, M.D. and Erin MacDonald and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated.

   SIGNATURE                     TITLE                              DATE

   Anthony M. Marlon, M.D.     Chairman of the Board and
   _________________________   Chief Executive Officer
   Anthony M. Marlon, M.D.     (Principal Executive Officer)    July  6, 1995

                               Vice President of Finance,
   James L. Starr              Chief Financial Officer and
   _________________________   Treasurer (Principal Financial
   James L. Starr              Officer and Principal
                               Accounting Officer)              July  6, 1995

   _________________________   Director
   Thomas Y. Hartley

   Erin E. MacDonald
   _________________________   Director                         July  6, 1995
   Erin E. MacDonald

   William J. Raggio
   _________________________   Director                         July  6, 1995
   William J. Raggio

   Charles L. Ruthe
   _________________________   Director                         July  6, 1995
   Charles L. Ruthe

                                EXHIBIT INDEX

   Exhibit                                                             Page
   Number              Document                                      Number
   _______             ________                                      ______

    4.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to
             Exhibit 3 to the Company's Annual Report on Form 10-
             K for the fiscal year ended December 31, 1990.

    4.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

    4.3 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    4.4 Rights Agreement, dated as of June 14, 1994 between the Company and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-3 effective October 11, 1994 (Reg. No. 33-83664).

    5        Opinion of Morgan, Lewis & Bockius.

   23.1      Consent of Deloitte & Touche LLP.

   23.2      Consent of Morgan, Lewis & Bockius (included in
             Exhibit 5).

   24 Powers of Attorney (included on page II-4 of this Registration Statement).